Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297207

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 14, 2026)

Up to $25,000,000 of Common Shares

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. as our agent or principal (the “Sales Agent”), relating to our common shares, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share (which are also registered pursuant to this prospectus supplement). In accordance with the terms of the Sales Agreement, we may, through or to the Sales Agent as sales agent or principal, offer and sell from time to time our common shares, par value $0.01 per share, having an aggregate offering amount of up to $25,000,000.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms and conditions of the Sales Agreement, the Sales Agent is not required to sell any specific number or dollar amounts of securities but will use its commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate equal to 3.0% of the gross sales price of all common shares sold from time to time pursuant to the Sales Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts.

Our common shares are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RUBI.” On August 4, 2026, the last reported sale price for our common shares was $2.32 per share.

Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), that are incorporated by reference herein for more information, before you make any investment in our common shares.

None of the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is August 5, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our common shares.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently-filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. Forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus supplement and incorporated by reference herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein (the “Annual Report”). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	our dependence on our fleet manager to operate our business;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, and any vessels we may acquire in the future, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;

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•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation and our vessel operations, including purported discharge of pollutants;

•	changes in general economic and business conditions;

•	general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists or other hostilities or conflicts, including the war in Ukraine, the war between Israel and Hamas, tensions between the United States and Iran and between Israel and Iran or the Houthi crisis in and around the Red Sea, current instability in Venezuela and Iran and potential tensions between the U.S. and Greenland, Denmark or Venezuela;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

•	potential liability from future litigation and potential costs due to our vessel operations, and the operation of any vessels we may acquire in the future, including due to any environmental damage and vessel collisions;

•	the length and severity of public health threats, epidemics and pandemics and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets and governmental responses thereto; and

•	other important factors discussed in “Item 3. Key Information-D. Risk Factors” of our Annual Report or described from time to time in the reports filed by us with the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

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SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our principal executive office is located outside of the United States in Athens, Greece.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This section summarizes certain of the information that is contained in this prospectus supplement or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus supplement and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Unless otherwise indicated, references in this prospectus supplement to “Rubico,” the “Company,” “we,” “our,” and “us,” refer to Rubico Inc. or any one or more of its subsidiaries, or to such entities collectively. References in this registration statement to the “Former Parent” refer to Top Ships Inc.

Unless otherwise indicated, references to “U.S. dollars,” “dollars,” “USD” and “$” in this prospectus supplement are to the lawful currency of the United States of America. We use the term “deadweight tons”, or “dwt”, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of vessels. We use the term “fleet” in describing our tanker vessels to the exclusion of any yachts that may be owned by us or purchased by us in the future.

Further, unless otherwise indicated, references to our common shares and per share amounts, including the number of common shares issuable upon exercise of warrants and the exercise price per common share, are adjusted to reflect the consolidation of our common shares through the one-for-thirty reverse stock split of our issued and outstanding common shares that became effective on December 2, 2025, the one-for-seven-and-eight-tenths reverse stock split of our issued and outstanding common shares that became effective on February 12, 2026, the one-for-ten reverse stock split of our issued and outstanding common shares that became effective on April 9, 2026, and the one-for-twenty-five reverse stock split of our issued and outstanding common shares that became effective on June 26, 2026.

Capitalized terms used but not defined in this prospectus shall have the meanings ascribed to them in our Annual Report.

Our Company

We are a global provider of shipping transportation services. We specialize in the ownership of vessels. The vessels initially comprising our fleet and each of the vessels we may acquire in the future is or will be owned through a separate wholly owned subsidiary.

We are an international owner and operator of two modern, fuel efficient eco, 157,000 dwt Suezmax tankers, the M/T Eco Malibu with an age of 5.2 years and the M/T Eco West Coast with an age of 5.3 years, each focusing on the transportation of crude oil.

We also have two newbuilding contracts, one for a 47,499 dwt chemical/product oil carrier and one for the M/Y Sanlorenzo 1150Exp, a 60 meters megayacht, scheduled for delivery in the second quarter of 2027, which we intend to divest with the objective of releasing capital for redeployment towards our core tanker business. Further, we have entered into two share purchase agreements with the Former Parent, which are expected to close by September 30, 2026, to purchase the shares of two companies each of which is a party to a shipbuilding contract with Guangzhou Shipyard International Company Limited and China Shipbuilding Trading Co., Ltd. for the construction of a 47,499 dwt chemical/product oil carrier that is scheduled for delivery in the second and third quarters of 2029, respectively.

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We were incorporated by the Former Parent under the laws of the Republic of the Marshall Islands on August 11, 2022 to serve as the holding company for two of its vessel-owning subsidiaries, Athenean Empire Inc. and Roman Empire Inc. that were contributed to us by the Former Parent in connection with the distribution of our issued and outstanding common shares (including the related preferred stock purchase rights), to the Former Parent’s shareholders and warrant holders (the “Spin-Off”).

Chartering of our Fleet

We intend to expand our fleet into other seaborne transportation sectors depending on available opportunities, opportunistically considering further expansion into other crude or product oil tanker vessels as well as diversification into other sectors related to seaborne transportation of goods. Depending on our assessment of market conditions and available opportunities at the time when an acquisition is possible. Our targets may include newbuilding vessels or vessels from the secondhand market, including acquisitions from unrelated third parties, the Former Parent or other related parties.

Corporate Information

Rubico Inc. is a holding company existing under the laws of the Republic of the Marshall Islands. Our executive offices are currently located at 20 Iouliou Kaisara Str, 19002, Paiania, Athens, Greece and our telephone number is +30 210 812 8107. Our website is www.rubicoinc.com. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus.

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THE OFFERING

Issuer	Rubico Inc., a Marshall Islands corporation

Common shares offered by us	Common shares having an aggregate offering amount of up to $25,000,000.

Preferred share purchase rights	Our common shares include preferred share purchase rights, as described in the section entitled “Item 10. Additional Information — B. Memorandum and Articles of Association” in our Annual Report.”

Common shares outstanding to be outstanding following this offering(1)	Up to 12,567,267 common shares assuming sales of 10,775,861 common shares in this offering at an offering price of $2.32 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 4, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), that may be made through or to the Sales Agent, as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus.

Use of proceeds	The net proceeds of this offering, after deducting the transaction fee payable to the Sales Agent and our estimated offering expenses, will be for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments, construction of our newbuilding vessels and the acquisition of additional vessels in accordance with our business strategy. See “Use of Proceeds” on page S-11 of this prospectus.

Risk factors	Investing in our common shares involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our common shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.

Listing	Our common shares are traded on Nasdaq under the symbol “RUBI.”

(1)	The number of shares of our common stock to be outstanding after this offering is based on 1,791,406 common shares issued and outstanding as of August 4, 2026, and excludes as of August 4, 2026:

•	647,398 of our common shares which may be issuable upon exercise of our outstanding common share purchase warrants, consisting of our January Representative Warrants and Class B Warrants issued on January 9, 2026; placement agent warrants issued on May 21, 2026; and Class D Warrants issued pursuant to the warrant inducement exercise letter entered into on June 12, 2026; and
•	2,533,493 common shares which may be issued pursuant the conversion of our Series G Preferred Shares, which as of August 4, 2026 have a conversion price of $1.67, as may be further adjusted.

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RISK FACTORS

An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report and incorporated by reference in this prospectus supplement, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

Risks Related to our Common Shares and this Offering

The market price of our common shares has been and may in the future be subject to significant fluctuations.

The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that could in the future affect our stock price are:

•	variations in our results of operations;

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	changes in earnings estimates or the publication of research reports by analysts;

•	speculation in the press or investment community about our business or the shipping industry generally;

•	strategic actions by us or our competitors such as acquisitions or restructurings;

•	the thin trading market for our common shares, which makes it somewhat illiquid;

•	regulatory developments;

•	additions or departures of key personnel;

•	general market conditions; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The stock markets in general, and the markets for shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common shares.

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We may fail to meet the continued listing requirements of Nasdaq, which could cause our Common Shares to be delisted.

There can be no assurance that we will remain in compliance with Nasdaq’s listing qualification rules, or that our common shares will not be delisted, which could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, operating results and cash flow.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on several factors, including the market price of the common shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have issued common shares in the past through various transactions and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

We have already sold large quantities of our common shares and securities convertible or exercisable into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. This offering is registered under a shelf registration statement on Form F-3 for the registered sale of up to $200 million of our securities.

Additionally, we entered into two Equity Line Purchase Agreements with B. Riley Principal Capital II, LLC, an affiliate of the Sales Agent (“B. Riley Principal Capital II”), on July 21, 2025 (the “2025 Equity Line Purchase Agreement”) and April 20, 2026 (the “2026 Equity Line Purchase Agreement”), respectively. The 2025 Equity Line Purchase Agreement was terminated effective July 20, 2026. Pursuant to the 2026 Equity Line Purchase Agreement, we have the right to sell to B. Riley Principal Capital II, from time to time during the term of the 2026 Equity Line Purchase Agreement, up to a total of $50,000,000 of our common shares, subject to certain limitations and conditions set forth therein. As of August 4, 2026, we have $49.7 million of remaining capacity under the 2026 Equity Line Purchase Agreement.

In addition, there are 647,398 of our common shares which may be issuable upon exercise of our outstanding common share purchase warrants, consisting of our January Representative Warrants and Class B Warrants issued on January 9, 2026; placement agent warrants issued on May 21, 2026; and Class D Warrants issued pursuant to the warrant inducement exercise letter entered into on June 12, 2026. Further, our outstanding Series G Preferred Shares are convertible at our option into common shares. As of August 4, 2026, the Series G Preferred Shares have a conversion price of $1.67 and are convertible into 2,533,493 common shares, as may be further adjusted.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.

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Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on the shares of our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of the shares of our common shares may decline.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Future issuance of common shares may trigger anti-dilution provisions in our Series G Preferred Shares and affect the interests of our common shareholders.

The Series G Preferred Shares contain anti-dilution provisions that can be triggered by securities we may issue, including common shares, convertible preferred shares, and warrants, depending on the offering price of equity issuances, the conversion price or formula of convertible shares or the exercise price or formula of warrants. Any issuance below the then-applicable conversion price of the Series G Preferred Shares, which are convertible at our option, could result in an adjustment downward of the Series G Preferred Shares conversion price and an increase in the number of common shares each Series G Share is converted into. These adjustments could affect the interests of our common shareholders and the trading price for our common shares. The Series G Preferred Shares are convertible at the lowest of (i) 120% of the closing price of our common shares on the trading day immediately preceding the first issuance of Series G Preferred Shares, being $195.00 (ii) 80% of the lowest daily volume weighted average price of our common shares over the 20 previous trading days, (iii) the conversion price or exercise price per share of any of our then-outstanding convertible shares or warrants, and (iv) the lowest issuance price of our common shares in any transaction following the issuance of the Series G Preferred Shares, but in any case not less than $0.60. As of August 4, 2026, the Series G Preferred Shares have a conversion price of $1.67 and are convertible into 2,533,493 common shares, as may be further adjusted.

Investors may experience significant dilution as a result of this offering and future offerings.

We may sell up to 10,775,861 common shares, which is approximately 602% of our issued and outstanding common shares, through this offering pursuant to this prospectus supplement, assuming that all of the shares offered hereby are sold at a price per share of $2.32, which was the closing price per share on Nasdaq on August 4, 2026. The purchasers may resell some or all of the shares of our common shares we issue to them and such sales could cause the market price of our common shares to decline. Under these circumstances, our existing shareholders would experience greater dilution.

Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

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USE OF PROCEEDS

The net proceeds of this offering, if any, after deducting the commissions payable to the Sales Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments, construction of our newbuilding vessels and the acquisition of additional vessels in accordance with our business strategy. However, other than pursuant to the share purchase agreement entered into with the Former Parent expected to close by September 30, 2026, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify.

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CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2025:

1.	on an actual basis;

2.	on an adjusted basis to give effect to the following transactions which occurred between December 31, 2025 and August 4, 2026:

•	$2.6 million of scheduled debt repayments under the New Huarong Facility;

•	the receipt of $5.8 million from the sale and leaseback financing arrangement with a Chinese leasing company for the Newbuilding MR Tanker (the sale and leaseback will be accounted as a financing transaction);

•	the cancellation of 28 fractional common shares due to the reverse stock splits effected on April 9, 2026 and June 26, 2026;

•	the issuance and sale of 1,189,069 common shares under the common share purchase agreements with B. Riley Principal Capital II dated July 21, 2025 and April 20, 2026, for net proceeds of $22.4 million;

•	Issuance of 71,090 restricted common shares, with a total market value on issuance of $0.1 million, as compensation to a third-party service provider.

•	the issuance of 3,417 common shares, in the January 2026 Offering for net proceeds of $3.4 million;

•	the issuance of 4,236 Series G Preferred Shares on March 18, 2026 for the settlement of the $4.2 million consideration for the acquisition of the Newbuilding MR Tanker;

•	the issuance of 210,526 common shares, in the May 2026 Offering for net proceeds of $4.5 million; and

•	the issuance of 315,789 common shares upon the exercise of the Class C Warrants pursuant to the Inducement Agreement with the investors of the May 2026 Offering for net proceeds of $4.8 million; and

3.	on an as further adjusted basis, to give effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 10,775,861 common shares using an assumed price of $2.32 per share, which is the closing price of our common shares on Nasdaq on August 4, 2026, resulting in assumed net proceeds of approximately $24.1 million (after deducting Sales Agent’s commissions and estimated offering expenses). The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

Based on our audited consolidated financial statements of Rubico Inc.:

Expressed in thousands of U.S. dollars, except for share data

Debt:(1) (2)	Actual	As Adjusted	As Further Adjusted

Current portion of long-term debt	4,345	4,345	4,345
Non-current portion of long-term debt	77,937	81,075	81,075
Total debt	82,282	85,420	85,420
Mezzanine equity
Series G Preferred Shares (3)	—	4,871	4,871
Stockholder’s equity (4)
Common shares	—	18	126
Series D Preferred Shares	1	1	1
Additional paid-in capital	14,036	49,271	73,258
Retained Earnings	31,761	31,126	31,126
Total Stockholder’s and mezzanine equity	45,798	85,287	109,382
Total capitalization	128,080	170,707	194,802

(1)	Our indebtedness in the form of sale and lease back financing (both current and non-current portions) is guaranteed by us and the Former Parent; the titles of ownership of both our vessels are held by the respective vessel lenders to secure the relevant sale and lease back financing transactions.

(2)	The capitalization table does not take into account any amortization of deferred finance fees incurred after December 31, 2025.

(3)	The accounting treatment for the Series G Preferred Shares has not been finalized as of the date of this prospectus and it is presented in Mezzanine Equity. The carrying value of the Series G Preferred Shares is adjusted to the current maximum redemption amount (i.e., at 115%), with the difference between carrying amount and maximum redemption amount being presented as deemed dividend, reducing the Retained Earnings.

(4)	The accounting treatment for the acquisition of the Newbuilding Yacht and Roman Shark IX Inc. has not been finalized as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

You should carefully review the description of our share capital under the heading “Item 10. Additional Information” in our Annual Report incorporated by reference herein.

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TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report, and incorporated by reference herein.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent, under which we may offer and sell our shares of common stock from time to time through or to the Sales Agent acting as agent or principal. Pursuant to this prospectus supplement, we may offer and sell up to $25,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Delivery of our shares of common stock as contemplated by the Sales Agreement will take place through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel in connection with (a) entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $40,000 in the aggregate, payable upon the execution of the Sales Agreement and (b) ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $7,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $155,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agent will provide confirmation to us before the opening of trading on Nasdaq on the trading day immediately following each trading day on which shares of common stock are sold under the Sales Agreement.

In connection with the sale of the shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

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This offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement; or (ii) the termination of the Sales Agreement as permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon 5 days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 6-K filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be incorporated by reference in this prospectus supplement.

Further, in April 2026, the Company entered into the 2026 Equity Line Purchase Agreement and a related registration rights agreement (the “2026 Registration Rights Agreement”) with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions set forth in the 2026 Equity Line Purchase Agreement, the Company has the right, in its sole discretion, to sell to B. Riley Principal Capital II, from time to time, up to $50.0 million in aggregate gross purchase price of shares of the Company’s Common Stock, subject to certain limitations contained in the 2026 Equity Line Purchase Agreement, during the term of 36 months. Pursuant to the 2026 Registration Rights Agreement, the Company has filed a registration statement on Form F-1 to register the resale of shares of Common Stock that are sold to B. Riley Principal Capital II under the 2026 Equity Line Purchase Agreement. Sales of Common Stock by the Company to B. Riley Principal Capital II pursuant to the 2026 Equity Line Purchase Agreement, and the timing of any such sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital II under the 2026 Equity Line Purchase Agreement. As of August 4, 2026, the Company has sold 119,721 shares of Common Stock under the 2026 Equity Line Purchase Agreement.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Legal Fees and Expenses	$140,000
Accountants’ Fees and Expenses	$10,000
Miscellaneous Costs	$5,000
Total	$155,000

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LEGAL MATTERS

The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Watson Farley & Williams LLP, 120 West 45th Street, New York, New York 10036. Duane Morris LLP, New York, New York, is representing the Sales Agent in this offering.

EXPERTS

The financial statements of Rubico Inc. as of December 31, 2024 and 2025, and for each of the three years in the period ended December 31, 2025, incorporated in this registration statement by reference to Rubico’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at https://rubicoinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus supplement incorporates by reference the following documents:

•	the description of our common shares and related preferred stock purchase rights contained in our Registration Statement on Form 20-F, filed with the Commission on June 4, 2025, registering our common shares and related preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 23, 2026;

•	our Report on Form 6-K filed with the Commission on April 7, 2026;

•	our Report on Form 6-K filed with the Commission on April 21, 2026;

•	our Report on Form 6-K filed with the Commission on May 26, 2026;

•	our Report on Form 6-K filed with the Commission on June 12, 2026;

•	our Report on Form 6-K filed with the Commission on June 23, 2026;

•	our Report on Form 6-K filed with the Commission on June 23, 2026;
•	our Report on Form 6-K filed with the Commission on July 10, 2026;

•	our Report on Form 6-K filed with the Commission on July 15, 2026;

•	our Report on Form 6-K filed with the Commission on July 15, 2026;

•	our Report on Form 6-K filed with the Commission on July 16, 2026;

•	our Report on Form 6-K filed with the Commission on July 24, 2026; and

•	our Report on Form 6-K filed with the Commission on July 31, 2026.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:

Rubico Inc.

20 Iouliou

Kaisara Str,

19002 Paiania,

Athens, Greece

+ 30 210 812 8107 (telephone number)

These reports may also be obtained on our website at https://rubicoinc.com. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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PROSPECTUS

$200,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights, Depositary Shares and Units

and

631,575 Common Shares Issuable upon Exercise of Warrants and Offered by the Selling Shareholders

Rubico Inc.

Through this prospectus we may periodically offer our:

(1)	common shares (including related preferred stock purchase rights);
(2)	preferred shares;
(3)	debt securities;
(4)	warrants;
(5)	purchase contracts;
(6)	rights;
(7)	depositary shares; and
(8)	units.

We may also offer securities of the types listed above (together, the “Primary Offering Securities”) that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of the above securities issued under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

In addition, this prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” (the “Selling Shareholders”), of up to 631,575 of our common shares, par value $0.01 per share, including related preferred stock purchase rights (the “Secondary Offering Securities”), issuable upon exercise of our outstanding Class D Warrants to purchase common shares issued on June 26, 2026 (the “Class D Warrants”). The Class D Warrants were issued by us in a private placement under Section 4(a)(2) of the Securities Act pursuant to a letter agreement dated June 12, 2026 (the “Private Placement Transaction”).

We will receive proceeds from the issuance and sale of any Primary Offering Securities. We will not receive proceeds from the sale of Secondary Offering Securities by the Selling Shareholders.

Our common shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RUBI”.

The aggregate market value of our outstanding common shares held by non-affiliates as of June 30, 2026 is approximately $ 3,285,063, based on 604,984 common shares held by non-affiliates, and a closing price of our common shares on Nasdaq of $5.43 on June 30, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to, and including, the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 9, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a shelf registration process. Under the shelf registration process, we may sell common shares (including related preferred stock purchase rights), shares of preferred stock, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings up to a total dollar amount of $200,000,000, and we may issue common shares pursuant to the terms of certain of our outstanding warrants. Additionally, the Selling Shareholders may also offer and sell their respective common shares described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we and the Selling Shareholders may offer. Each time we or the Selling Shareholders offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement of which this prospectus forms a part, which you can obtain from the SEC as described below under the section entitled “Where You Can Find More Information”.

The Selling Shareholders may offer and sell or otherwise dispose of their common shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of their common shares. We will bear all other costs, expenses and fees in connection with the registration of the Selling Shareholders’ common shares. See “Plan of Distribution” for more information about how the Selling Shareholder may sell or dispose of their common shares.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not and the Selling Shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. Forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and incorporated by reference herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;
•	our future operating and financial results;
•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;
•	our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;
•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	our dependence on our fleet manager to operate our business;
•	the aging of our vessels and resultant increases in operation and dry-docking costs;
•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;
•	significant changes in vessel performance, including increased vessel breakdowns;
•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;
•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, and any vessels we may acquire in the future, in each case, at commercially acceptable rates or at all;
•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;
•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;
•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;
•	potential liability from litigation and our vessel operations, including purported discharge of pollutants;
•	changes in general economic and business conditions;

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•	general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists or other hostilities or conflicts, including the war in Ukraine, the war between Israel and Hamas, tensions between the United States and Iran and between Israel and Iran or the Houthi crisis in and around the Red Sea, current instability in Venezuela and Iran and potential tensions between the U.S. and Greenland, Denmark or Venezuela;
•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;
•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;
•	potential liability from future litigation and potential costs due to our vessel operations, and the operation of any vessels we may acquire in the future, including due to any environmental damage and vessel collisions;
•	the length and severity of public health threats, epidemics and pandemics and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets and governmental responses thereto; and
•	other important factors discussed in “Item 3. Key Information-D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2025 or described from time to time in the reports filed by us with the SEC.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our principal executive office is located outside of the United States in Athens, Greece.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

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SUMMARY

This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Unless otherwise indicated, references in this prospectus to “Rubico,” the “Company,” “we,” “our,” and “us,” refer to Rubico Inc. or any one or more of its subsidiaries, or to such entities collectively. References in this registration statement to the “Former Parent” refer to Top Ships Inc. References to our “Fleet Manager” or “CSI” are to Central Shipping Inc., a related party of our Former Parent and us, which performs the day-to-day management of our fleet.

Unless otherwise indicated, references to “U.S. dollars,” “dollars,” “USD” and “$” in this prospectus are to the lawful currency of the United States of America. We use the term “deadweight tons”, or “dwt”, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of vessels. We use the term “fleet” in describing our tanker vessels to the exclusion of any yachts that may be owned by us or purchased by us in the future.

Further, unless otherwise indicated, references to our common shares and per share amounts, including the number of common shares issuable upon exercise of warrants and the exercise price per common share, are adjusted to reflect the consolidation of our common shares through the one-for-thirty reverse stock split of our issued and outstanding common shares that became effective on December 2, 2025, the one-for-seven-and-eight-tenths reverse stock split of our issued and outstanding common shares that became effective on February 12, 2026, the one-for-ten reverse stock split of our issued and outstanding common shares that became effective on April 9, 2026, and the one-for-twenty-five reverse stock split of our issued and outstanding common shares that became effective on June 26, 2026.

Capitalized terms used but not defined in this prospectus shall have the meanings ascribed to them in our most recent Annual Report on Form 20-F, which was filed with the Commission on March 23, 2026.

Our Company

We are a global provider of shipping transportation services. We specialize in the ownership of vessels. The vessels initially comprising our fleet and each of the vessels we may acquire in the future is or will be owned through a separate wholly owned subsidiary.

We are an international owner and operator of two modern, fuel efficient eco, 157,000 dwt Suezmax tankers, the M/T Eco Malibu with an age of 5.1 years and the M/T Eco West Coast with an age of 5.3 years, each focusing on the transportation of crude oil.

We also have two newbuilding contracts, one for a 47,499 dwt chemical/product oil carrier and one for the M/Y Sanlorenzo 1150Exp, a 60 meters megayacht.

We were incorporated by the Former Parent under the laws of the Republic of the Marshall Islands on August 11, 2022 to serve as the holding company for two of its vessel-owning subsidiaries, Athenean Empire Inc. (the “Athenean Rubico Predecessor” or “Athenean”) and Roman Empire Inc. (the “Roman Rubico Predecessor” or “Roman” and, together with the Athenean Rubico Predecessor, the “Rubico Predecessor”) that were contributed to us by the Former Parent in connection with the distribution of our issued and outstanding common shares (including the related preferred stock purchase rights), to the Former Parent’s shareholders and warrant holders (the “Spin-Off”).

Chartering of our Fleet

We intend to expand our fleet into other seaborne transportation sectors depending on available opportunities, opportunistically considering further expansion into other crude or product oil tanker vessels as well as diversification into other sectors related to seaborne transportation of goods or passengers, including recreational transportation, depending on our assessment of market conditions and available opportunities at the time when an acquisition is possible. Our targets may include newbuilding vessels or vessels from the secondhand market, including acquisitions from unrelated third parties, the Former Parent or other related parties.

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Management of our Company and our Fleet

Prior to the consummation of the Spin-Off, we entered into a letter agreement (the “CSI Letter Agreement”) with our Fleet Manager, a related party affiliated with the family of Mr. Evangelos J. Pistiolis, and our controlling shareholder, is a trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, which detailed the terms on which any vessels we may acquire will be managed. Both Athenean and Roman have entered into management agreements with our Fleet Manager on May 28, 2020 and on March 18, 2026, Roman Shark IX Inc., a subsidiary of the Company entered into a management agreement with our Fleet Manager (each a “Management Agreement” and, together, “the “Management Agreements”). Both the Management Agreements and the CSI Letter Agreement can only be terminated subject to an eighteen-month advance notice, subject to a termination fee equal to twelve months of fees payable under the CSI Letter Agreement or each of the Management Agreements.

Pursuant to the CSI Letter Agreement as well as the Management Agreements, we currently pay a management fee of $670 per day per vessel for the provision of technical, commercial, operation, insurance, bunkering and crew management, commencing three months before the vessel is scheduled to be delivered by the shipyard. In addition, the Management Agreements and the CSI Letter Agreement provide for payment to our Fleet Manager of: (i) $609 per day for superintendent visits plus actual expenses; (ii) a chartering commission of 1.25% on all freight, hire and demurrage revenues; (iii) a commission of 1.00% on all gross vessel sale proceeds or the purchase price paid for vessels, (iv) in the case of a vessel under construction, a 1.00% of commission denoted as “Newbuilding vessels monitoring fee” that is payable as follows: 25% of the commission on the purchase of the newbuilding construction contract, 25% of the commission on the steel cutting of the newbuilding vessel, 25% of the commission on launching of the newbuilding vessel and 25% of the commission on the delivery of the newbuilding vessel to the Company (“steel cutting” and “launching” are newbuilding vessel construction milestones, evidenced by notices received by the shipyard) and (v) a financing fee of 0.2% on derivative agreements and loan financing or refinancing. Our Fleet Manager will also perform supervision services for any newbuilding vessel we may acquire while the vessel is under construction, for which we will pay our Fleet Manager the actual cost of the supervision services plus a fee of 7% of such supervision services.

Our Fleet Manager provides, at cost, all accounting, reporting and administrative services. Finally, the Management Agreements and the CSI Letter Agreement provide for a performance incentive fee for the provision of management services to be determined at the discretion of our Board of Directors (the “Board of Directors” or the “Board”). The Management Agreements and the CSI Letter Agreement have an initial term of five years, after which they will continue to be in effect until terminated by either party subject to an eighteen-month advance notice of termination. Pursuant to the terms of the Management Agreements and the CSI Letter Agreement, all fees payable to our Fleet Manager are adjusted annually according to the U.S. Consumer Price Index (“CPI”) of the previous year and if CPI is less than 2% then a 2% increase is effected and if CPI is more than 5%, then a 5% increase is effected.

For further information, please see “Major Shareholders and Related Party Transactions” in our most recent Annual Report on Form 20-F.

Our Competitive Strengths

Opportunity for growth. We believe we will be well positioned to opportunistically expand and maximize our current fleet due to competitive cost structure, strong customer relationships and experienced management team.

Demonstrated access to financing. We believe that we are well placed to take advantage of business opportunities due to the Fleet Manager’s operational platform, which we aim to leverage, along with our Fleet Manager’s demonstrated access to financing at the Former Parent. We believe that our ability to access financing will continue to allow us to capture additional market opportunities when they arise.

Our Fleet Manager’s commercial relationships, reputation and track record. We believe that our Fleet Manager’s network of commercial relationships and reputation and track record in building shipping fleets should provide us with access to attractive acquisition, chartering and vessel financing opportunities.

Modern, Fuel Efficient, Scrubber Fitted Fleet. Our vessels have the latest-generation, fuel efficient design and specifications. We believe that modern, fuel-efficient vessels like ours command higher charter rates than conventional vessels.

Our Business Strategies

Opportunistic and sector-agnostic vessel acquisition strategy. We plan to exploit opportunities in any sector related to seaborne transportation of goods or passengers, including recreational transportation that provides an attractive demand and supply profile as well as a positive market outlook in the medium to long-term by acquiring vessels trading in this sector. The decision for entering a new sector will be based on robust fundamentals and thoughtful analysis of factors affecting both the demand side and the supply side, while the selection of the target vessel will be subject to strict qualitative criteria including the environmental performance and energy efficiency of the acquisition candidates.

Expand our fleet through accretive acquisitions. We intend to grow our current fleet through timely and selective acquisitions of additional vessels at attractive valuations. In evaluating acquisitions, we consider and analyze, among other things, our expectation of fundamental developments in the shipping industry, the level of liquidity in the resale and charter market, the vessel condition and technical specifications, the expected remaining useful life, as well as the overall strategic positioning of our fleet and customers. For vessels acquired with charters attached, we also consider the credit quality of the charterer and the duration and terms of the contracts in place. Based on our Fleet Manager’s successful track record, commercial expertise and reputation in the marketplace as well as our transparent and public corporate structure, we believe that we are well-positioned to source off-market opportunities to acquire secondhand vessels. As a result, we may be able to acquire vessels on terms more favorable than those we could obtain without access to these opportunities.

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Access to attractive chartering opportunities. Our Fleet Manager has built relationships with many well-known charterers, which we believe is the result of its and our Former Parent’s reputation for reliable service, safety and dependability. Through a combination of fixed period time charters and spot charters, our Former Parent and Fleet Manager have historically provided services to many national, regional and international oil companies, charterers and oil traders, including Shell, BP, ExxonMobil, Petrobras, ConocoPhillips, Pemex, Hellenic Petroleum, Glencore, Clearlake, Vitol and Trafigura. We focus on the needs of our customers and intend to acquire tankers and upgrade our fleet based on the requirements and specifications of our charterers, which we believe will enable us to obtain repeat business from our customers.

Environmental, Social, Governance, or ESG, Practices: We actively manage a broad range of ESG initiatives, taking into consideration their expected impact on the sustainability of our business over time, and the potential impact of our business on society and the environment. Scrubber installations, Existing Vessel Design Index, or EEXI, upgrades, and Energy Saving Devices (“ESDs”) installations, weather routing, slow steaming, ballast and trim optimization during the ballast voyage legs, application of noise reduction designs and frequent propeller and hull cleaning policy constitute examples of the environmental practices our management team has deployed. Moreover, we pay considerable attention to our human resources both on our vessels, or vessels we may acquire and ashore, proven by a variety of practices, including, gender discrimination elimination, performance KPIs, worldwide training and medical insurance.

Recent and Other Developments Summary

On March 31, 2025, the Newbuilding Yacht SPA was consummated. As of the date of this prospectus, the $38.0 million Newbuilding Yacht consideration has been settled in full.

On April 9, 2026, we effected a one-for-ten reverse stock split of our common shares. There was no change in the number of our authorized common shares.

On April 20, 2026, we entered into a second common shares purchase agreement (the “2026 Equity Line Purchase Agreement”) and a registration rights agreement (the “2026 Equity Line Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the 2026 Equity Line Purchase Agreement, we have the right to sell to B. Riley, from time to time during the term of the 2026 Equity Line Purchase Agreement, up to $50,000,000 of our common shares, subject to certain limitations and conditions set forth in the 2026 Equity Line Purchase Agreement. Sales of our common shares pursuant to the 2026 Equity Line Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the 2026 Equity Line Purchase Agreement. In accordance with our obligations under the 2026 Equity Line Registration Rights Agreement, we have registered under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley of common shares that we may, in our sole discretion, elect to sell to B. Riley in one or more transactions from time to time during the term of the 2026 Equity Line Purchase Agreement. Our right to cause B. Riley to purchase our common shares is subject to certain conditions set forth in the 2026 Equity Line Purchase Agreement.

On May 21, 2026, we closed a public offering (the “May 2026 Offering”) of 210,526 units, with each unit consisting of one common share (or one pre-funded warrant in lieu thereof (the “May 2026 Pre-funded Warrants”)) and 1.5 Class C Warrants (each, a “Class C Warrant”). Each Class C Warrant was exercisable to purchase one common share at a public offering price of $23.75 per Class C Warrant, subject to customary adjustments. We also agreed to issue to Maxim Group LLC (“Maxim”), who acted as placement agent in the May 2026 Offering, warrants to purchase a number of common shares equal to 5.0% of the total number of common shares and May 2026 Pre-funded Warrants sold in the May 2026 Offering (the “May 2026 Representative Warrants”). May 2026 Representative Warrants to purchase 10,526 Common Shares were issued in connection with the closing of the May 2026 Offering. The May 2026 Representative Warrants have substantially similar terms to the Class C Warrants. As of the date of this registration statement no pre-funded warrants remain outstanding. The aggregate gross proceeds to us from the May 2026 Offering, before deducting placement agent fees and other expenses payable by us, were $5.0 million.

On June 12, 2026, we entered into a warrant exercise inducement letter agreement (“Inducement Letter”) with the existing holders of all of the Company’s outstanding Class C Warrants issued on May 21, 2026, exercisable to purchase up to an aggregate of 315,789 of the Company’s common shares, pursuant to which the holders agreed to exercise all of the outstanding Class C Warrants at an exercise price reduced from $23.75 per share to $16.25 per share. The net proceeds of the exercise of the Class C Warrants to the Company, after deducting estimated expenses and fees, were approximately $4.8 million. In consideration for the immediate exercise of the Class C Warrants for cash, the exercising holders received Class D Warrants to purchase up to an aggregate of 631,575 Common Shares in the Private Placement Transaction. The Class D Warrants were issued on June 26, 2026, were immediately exercisable upon issuance at an exercise price of $16.25 per Common Share and will expire five years after issuance.

On June 26, 2026, we effected a one-for-twenty-five reverse stock split of our common shares. There was no change in the number of our authorized common shares.

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Corporate Information

Rubico Inc. is a holding company existing under the laws of the Republic of the Marshall Islands. Our executive offices are currently located at 20 Iouliou Kaisara Str, 19002, Paiania, Athens, Greece and our telephone number is +30 210 812 8107. Our website is www.rubicoinc.com. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus.

Formation Transactions

The operating vessels of our fleet were contributed to us by the Former Parent in connection with the Spin-Off.

The Spin-Off distribution occurred on August 1, 2025. The Spin-Off distribution was pro rata to the beneficial holders of the Former Parent’s outstanding common shares and to beneficial holders of the Former Parent’s outstanding common stock purchase warrants on an as-exercised basis to the extent such warrants contain anti-dilution provisions conferred an interest equivalent to the Spin-Off distribution, in each case as of June 16, 2025, the record date of the Spin-Off, so that such holders maintained the same proportionate interest (on a fully-diluted basis) in each respective class of shares of the Former Parent and of us both immediately before and immediately after the Spin-Off. In connection with the Spin-Off, the Former Parent distributed 100,000 Series D preferred shares (the “Series D Preferred Shares”) to the holder of the Series D perpetual preferred shares of the Former Parent. The Series D Preferred Shares distributed to the holder of the Series D perpetual preferred shares of the Former Parent were created to mirror the rights of the Series D perpetual preferred shares of the Former Parent. The holder of the Series D perpetual preferred shares of the Former Parent is the Lax Trust, which is an irrevocable trust established for the benefit of certain family members of the President, Chief Executive Officer and Director of the Former Parent, Mr. Evangelos Pistiolis. The Former Parent did not distribute the Series D Preferred Shares to its common shareholders in connection with the Spin-Off.

On June 23, 2025, in connection with the Spin-Off, Nasdaq approved the listing of our common shares under the symbol “RUBI.” The common shares began trading on Nasdaq on August 4, 2025, the Trading Day following the consummation of the Spin-Off.

Implications of Being a Foreign Private Issuer

As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Our Company-We are a ‘foreign private issuer,’ which could make our common shares less attractive to some investors or otherwise harm our stock price” in our most recent Annual Report on Form 20-F and “Where You Can Find More Information.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;
•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•	exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the closing of this offering or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer”. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.

We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of our:

1.	common shares, including related preferred stock purchase rights;
2.	preferred shares;
3.	debt securities;
4.	warrants;
5.	purchase contracts;
6.	rights;
7.	depository shares; and
8.	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find More Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Primary Offering Securities as set forth in any applicable prospectus supplement to this prospectus.

We will not receive any proceeds from the sale of the Secondary Offering Securities to be offered by the Selling Shareholders pursuant to this prospectus or, to the extent relevant, any applicable future prospectus.

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CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2025:

1.	on an actual basis;
2.	on an adjusted basis to give effect to the following transactions which occurred between December 31, 2025 and June 30, 2026:
•	$2.3 million of scheduled debt repayments under the New Huarong Facility;
•	the receipt of $5.8 million from the sale and leaseback financing arrangement with a Chinese leasing company for the Newbuilding MR Tanker (the sale and leaseback will be accounted as a financing transaction);
•	the cancellation of 28 fractional common shares due to the reverse stock splits effected on April 9, 2026 and June 26, 2026;
•	the issuance and sale of 95,560 common shares under the common share purchase agreement with B. Riley Principal Capital II, LLC dated July 21, 2025 for net proceeds of $18.4 million;
•	the issuance of 3,417 common shares, in the January 2026 Offering for net proceeds of $3.4 million;
•	the issuance of 4,236 Series G Preferred Shares to Central Mare on March 18, 2026 for the settlement of the $4.2 million consideration for the acquisition of the Newbuilding MR Tanker;
•	the issuance of 210,526 common shares, in the May 2026 Offering for net proceeds of $4.5 million; and
•	the issuance of 315,789 common shares upon the exercise of the Class C Warrants pursuant to the Inducement Agreement with the investors of the May 2026 Offering for net proceeds of $4.8 million.

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3.

Based on our audited consolidated financial statements of Rubico Inc.:

Expressed in thousands of U.S. dollars, except for share data

Debt:(1) (2)	Actual(6)	As Adjusted

Current portion of long-term debt	4,345	4,345
Non-current portion of long-term debt	77,937	81,450
Total debt	82,282	85,795
Mezzanine equity
Series G Preferred Shares (3)	-	4,871
Stockholder’s equity (4)
Common shares	-	6
Series D Preferred Shares	1	1
Additional paid-in capital	14,036	45,106
Retained Earnings	31,761	31,126
Total Stockholder’s and mezzanine equity	45,798	81,110
Total capitalization	128,080	166,905

(1)	Our indebtedness in the form of sale and lease back financing (both current and non-current portions) is guaranteed by us and the Former Parent; the titles of ownership of both our vessels are held by the respective vessel lenders to secure the relevant sale and lease back financing transactions.
(2)	The capitalization table does not take into account any amortization of deferred finance fees incurred after December 31, 2025.
(3)	The accounting treatment for the Series G Preferred Shares has not been finalized as of the date of this prospectus and it is presented in Mezzanine Equity. The carrying value of the Series G Preferred Shares is adjusted to the current maximum redemption amount (i.e., at 115%), with the difference between carrying amount and maximum redemption amount being presented as deemed dividend, reducing the Retained Earnings.
(4)	For purposes of this Capitalization Table, 21,795 Class C Warrants for which the holder has prepaid the exercise price under the inducement agreement, but which remain unexercised, are treated as exercised, with each such Class C Warrant resulting in the issuance of one common share.
(5)	The accounting treatment for the acquisition of the Newbuilding Yacht and Roman Shark IX Inc. has not been finalized as of the date of this prospectus.

DILUTION

To the extent applicable, information about the amount by which the offering price per share of our securities issued pursuant to this prospectus exceeds the net tangible book value per share of our securities following such issuance will be included in a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

See “Item 10. Additional Information — B. Memorandum and Articles of Association” in our Annual Report on Form 20-F for the year ended December 31, 2025, incorporated by reference herein.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, report we file with the SEC under the Exchange Act as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

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•	the applicability and terms of any guarantees;

•	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the appliable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

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Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

2.	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

4.	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

6.	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

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7.	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in any applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

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  Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.

We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name the owner or their nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, the owner or their nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary's liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find More Information.”

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, common shares (including preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:

•	the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

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TAX CONSIDERATIONS

Our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein, as updated by annual and other reports and document we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

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SELLING SHAREHOLDERS

This prospectus relates in part to the offering of up to 631,575 common shares that the Selling Shareholders may sell in one or more offerings upon exercise of some or all of the Class D Warrants that the Selling Shareholders have purchased from us in the Private Placement Transaction.

The selling shareholders listed below and their permitted transferees, pledgees or other successors may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of that Selling Shareholder’s interest in the common shares after the date of this prospectus.

The registration of these common shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by any of the Selling Shareholders under this prospectus. The Selling Shareholders identified below may currently hold or acquire our common shares or warrants to purchase our common shares in addition to the Class C Warrants or the common shares registered hereby. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

To our knowledge, the Selling Shareholders do not have nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering (including the common shares underlying the Class D Warrants), (ii) the number of common shares underlying the Class D Warrants and being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholders) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholders on or prior to June 30, 2026, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, common shares underlying warrants held by that selling stockholder that are exercisable as of June 30, 2026, or exercisable within 60 days after June 30, 2026, are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The calculation of percentage of beneficial ownership is based on 605,012 common shares issued and outstanding as of June 30, 2026. The number of common shares owned prior to this offering and the number of common shares owned following this offering in the table below do not give effect to the beneficial ownership limitation contained in the Class D Warrants held by the Selling Shareholders, but the percentages in the table below do give effect to such beneficial ownership limitation.

	Number of Common Shares Beneficially Owned Prior to Offering		Maximum Number of Common Shares to be Offered	Number of Common Shares to be Beneficially Owned After the Registration Statement(2)
Name of Selling shareholder	Number	Percentage(1)	Pursuant to this Registration Statement	Number	Percent
Anson East Master Fund LP(3)	63,157	4.99%	63,157	0	—
Anson Investments Master Fund LP	189,473	4.99%	189,473	0	—
Hudson Bay Master Fund Ltd.(4)	126,315	4.99%	126,315	0	—
Armistice Capital Master Fund Ltd.(5)	126,315	4.99%	126,315	0	—
Funicular Funds LP(6)	178,301	4.99%	126,315	51,986	4.99%

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(1) Applicable percentage ownership is based on 605,012 common shares outstanding as of June 30, 2026. The Class D Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts each Selling Shareholder from exercising that portion of the Class D Warrants that would result in the relevant Selling Shareholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(2) Assumes the exercise of all Class D Warrants and the sale of all Secondary Offering Securities being registered pursuant to this registration statement.

(3) Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”) and Anson East Master Fund LP (“AEMF”, and collective with AIMF, “ANSON”), hold voting and dispositive power over the shares of common stock held by ANSON. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The principal business address of ANSON is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4) Hudson Bay Master Fund Ltd. ("Hudson Bay"). Hudson Bay Capital Management LP, the investment manager of Hudson Bay, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of Hudson Bay is c/o Hudson Bay Capital Management LP, 290 Harbor Dr., 3rd Floor, Stamford, CT 06902.

(5) The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6) The shares of common stock are directly held by Funicular Funds, LP and may be deemed to be beneficially owned by Jacob Ma-Weaver, who has investment and dispositive power over the securities. The address of Funicular Funds, LP and Mr. Ma-Weaver is 601 California Street, Suite 1151, San Francisco, CA 94108.

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PLAN OF DISTRIBUTION

We and the Selling Shareholders may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

 The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the Secondary Offering Securities. The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. In addition, we and the Selling Shareholders may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the securities;

•	sales in other ways not involving market makers or established trading markets;

•	in privately negotiated transactions;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, we and the Selling Shareholders may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we and the Selling Shareholders may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

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•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We and the Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

We and the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our or the Selling Shareholders’ behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, neither we nor the Selling Shareholders are a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In effecting sales, broker-dealers or agents engaged by the Selling Shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder, in amounts to be negotiated immediately prior to the sale.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

The Selling Shareholders and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

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Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$28,139
FINRA filing fee	$*
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent fees and expenses	$*
Indenture trustee fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The financial statements of Rubico Inc. as of December 31, 2024 and 2025, and for each of the three years in the period ended December 31, 2025, incorporated in this registration statement by reference to Rubico’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. For the purposes of this section, the term registration statement on Form F-3 means the original registration statement on Form F-3 and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement on Form F-3 is qualified by reference to that exhibit for a complete statement of its provisions. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the securities offered hereby.

We are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.rubicoinc.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we will be exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the following documents:

•	the description of our common shares and related preferred stock purchase rights contained in our Registration Statement on Form 20-F, filed with the Commission on June 4, 2025, registering our common shares and related preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 23, 2026;

•	our Report on Form 6-K filed with the Commission on April 7, 2026;

•	our Report on Form 6-K filed with the Commission on April 21, 2026;

•	our Report on Form 6-K filed with the Commission on May 26, 2026;

•	our Report on Form 6-K filed with the Commission on June 12, 2026;

•	our Report on Form 6-K filed with the Commission on June 23, 2026; and

•	our Report on Form 6-K filed with the Commission on June 23, 2026.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not and the Selling Shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Rubico Inc.

20 Iouliou

Kaisara Str,

19002 Paiania,

Athens, Greece

+ 30 210 812 8107 (telephone number)

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Up to $25,000,000 of Common Shares

Rubico Inc.

PROSPECTUS SUPPLEMENT

B. Riley Securities

The date of this prospectus supplement is August 5, 2026